UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2025, Ashland Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”), which announced that on July 18, 2025, Mr. William Whitaker was appointed to the role of Senior Vice President Chief Financial Officer and Principal Financial Officer of the Company and that in connection with Mr. Whitaker's appointment, he would receive Performance Share Units (“PSUs”), with such PSUs to fully vest on November 20, 2029, subject to the terms and conditions of the Company’s 2021 Omnibus Plan. The Company is filing this Form 8-K amendment to correct the vesting date of the Performance Share Units to November 20, 2028. Other than updating the vesting date of Mr. Whitaker’s PSUs, no other disclosure in the Original Form 8-K is amended by this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	July 28, 2025	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary